SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	Commission File Number	82-2619815
(State or other jurisdiction of incorporation or organization)	000-56192	(I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

 (Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2023, the Registrant and Care National Healthcare Services, Inc. ("Care National") closed a material definitive agreement. Pursuant to the terms of the agreement, the Registrant sold its real property located at 16561 N. 92nd Street, Ste. 101, Scottsdale, AZ 85260, to Care National in exchange for a purchase price of $2,000,000.00, with net proceeds to the Registrant of $1,358,710.56. But for the material definitive agreement, no relationship exists between the Registrant and Care National.

The closing of the purchase and sale agreement extinguishes the Registrant's mortgage debt on the property, along with all outstanding principal and interest.

Concurrent with the sale and purchase agreement closing, the Registrant and Care National entered into a commercial lease for the Registrant's current office located at 16561 N. 92nd Street, Unit D101, Scottsdale, AZ 85260, where the Registrant will maintain its executive offices. The term of the lease is one year. The monthly rent is $9,000 per month.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forward in Item 1.01 are incorporated herein by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

10(i)	Purchase/Sale Agreement	Filed Herewith

10(ii)	Commercial Lease	Filed Herewith

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 21, 2023

ELECTROMEDICAL TECHNOLOGIES, INC.

By:	/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer
(Principal Executive Officer)